                                                                    EXHIBIT 99.1

                               [LIN TV CORP. LOGO]

Contacts:         Investors:                      Media:
                  Deborah R. Jacobson             Mark Semer
                  LIN TV Corp.                    Kekst and Company
                  (401) 457-9403                  (212) 521-4802

                LIN TV CORP. REPORTS 2003 SECOND-QUARTER RESULTS

PROVIDENCE, RHODE ISLAND, July 29, 2003 - LIN TV Corp. (NYSE: TVL), the parent of LIN Television Corporation, today reported financial results for the quarter ended June 30, 2003. The reported results reflect the acquisition of Sunrise Television Corp. in May 2002 and the sale of two Texas television stations, KRBC-TV and KACB-TV, in June 2003. These two stations are reported as discontinued operations for all periods.

Reported Results

LIN TV's net loss for the second quarter of 2003 was $11.2 million, or $0.23 per share, compared to a net loss of $9.4 million, or $0.23 per share, during the second quarter of 2002. During the second quarter of 2003, the Company recorded a charge of $23.6 million related to costs associated with the early repayment of $300.0 million principal amount of senior subordinated notes, including the write-off of unamortized financing fees and discounts on the notes. The notes were called on May 12, 2003 and redeemed on June 16, 2003.

Second-quarter 2003 net revenues were $91.1 million, an increase of 2.1% over net revenues of $89.2 million in the second quarter of 2002. Station operating income in the second quarter of 2003 (net revenue less direct operating costs at the television stations, including program amortization expense) was $37.2 million, a decline of 6.5% from $39.8 million in the second quarter of 2002. Operating income decreased to $24.8 million in the second quarter of 2003 from $30.5 million in the comparable 2002 period.

For the six months ended June 30, 2003, the Company's net loss was to $52.1 million, or $1.04 per share, compared to $65.8 million, or $1.95 per share, during the first half of 2002. Net revenues during the first six months of the year increased 9.7% to $166.3 million from $151.7 million for the first six months ended June 30, 2002, and station operating income decreased 1.2% to $61.0 million from $61.8 million for the same periods.

Capital expenditures were $4.1 million for the second quarter of 2003 and $10.2 million year-to-date. The Company received $1.6 million in equity investment distributions in the second

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quarter of 2003 compared to $611,000 in the second quarter of 2002. Year-to-date distributions from equity investments total $3.3 million in 2003.

Adjusted Results

LIN TV also reported adjusted results to reflect recent acquisitions and dispositions as if they had occurred on January 1, 2002. A reconciliation of GAAP to adjusted results is included in the attached exhibits.

Second-quarter 2003 adjusted net revenue of $91.1 million decreased 2.8% from adjusted net revenue of $93.7 million in the second quarter of 2002. Excluding political advertising revenue of $1.7 million in 2002 and approximately $536,000 in 2003, net revenue for the second quarter would have declined 1.6%. Adjusted station operating income of $37.2 million for the quarter decreased 10.5% from adjusted station operating income of $41.6 million for the second quarter of 2002.

Adjusted net revenues decreased 1.4% to $166.3 million for the six months ended June 30, 2003, from $168.7 million for the six months ended June 30, 2002, and adjusted station operating income decreased 8.3% to $61.0 million from $66.6 million. Excluding political advertising revenue of $854,000 in 2003 and $2.5 million in 2002, net revenue would have decreased 0.5% in the first six months.

CEO Comment

Gary R. Chapman, LIN TV's Chairman, President and Chief Executive Officer, said:
"While the advertising environment has not fully recovered from the war in Iraq, demand was slightly stronger than we originally anticipated, and we performed well in comparison with the second quarter of 2002, which included $1.7 million in net political revenue.

"During the quarter, we further improved the Company's balance sheet. By issuing $200.0 million of senior subordinated notes at a 6 1/2% annual interest rate and $125.0 million of exchangeable senior subordinated debentures at a 2.50% regular annual interest rate, we retired $300.0 million of senior subordinated notes at 8 3/8% issued by LIN Television Corporation. These new financings will reduce regular interest expense to approximately $11 million per quarter and enhance liquidity from operations. We believe that our improved capital structure also strengthens the Company's ability to pursue potential acquisitions," Mr. Chapman concluded.

Balance Sheet

Total debt outstanding on June 30, 2003 was $734.1 million and cash and cash equivalent balances were $21.6 million at quarter-end.

LIN TV had 50.0 million common shares outstanding as of June 30, 2003.

Guidance

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LIN TV anticipates that third-quarter net revenue could decline in the range of
5%-10% compared to net revenue reported in the quarter ended September 30, 2002. While third-quarter advertising time sales are currently pacing down in the mid-single digits, the Company will have an unfavorable comparison due to approximately $6.5 million in net political revenue that was recorded in the third quarter of 2002, nearly half of which was booked in the month of September. Between 4 to 6 points of the decline could be attributed to non-returning political business.

Further, the Company believes that operating expenses, excluding depreciation and amortization, will grow less than 3% in the third quarter and will decline approximately 3% in the fourth quarter in comparison to the expenses in third and fourth quarter of 2002, respectively. This is in line with the Company's previous guidance as the Company begins to realize the benefits of clustering and more normalized year-over-year expense comparisons for the Sunrise stations.

Recent Developments

The Company has announced that it intends to sell WEYI-TV, the NBC affiliate serving Flint, Michigan. The sale process is continuing; however, the Company may not be able to consummate this sale on acceptable terms. The sale of the stations in Abilene (KRBC-TV) and San Angelo (KACB-TV), Texas was completed on June 13, 2003.

About LIN TV

LIN TV operates 24 television stations in 14 markets, two of which are LMAs. LIN's stations are:

--------------------------------------------------------------------------------
MARKET               STATION             DMA          CHANNEL      NETWORK
--------------------------------------------------------------------------------
Indianapolis         WISH-TV              25             8        CBS
                     WIIH-CA                                      Univision
--------------------------------------------------------------------------------
New Haven            WTNH-TV              27             8        ABC
                     WCTX-TV                            59        UPN
--------------------------------------------------------------------------------
Grand Rapids         WOOD-TV              38             8        NBC
                     WOTV-TV                            41        ABC
                     WXSP-CA                            LPs       UPN
--------------------------------------------------------------------------------
Norfolk              WAVY-TV              41            10        NBC
                     WVBT-TV                            43        Fox
--------------------------------------------------------------------------------
Buffalo              WIVB-TV              44             4        CBS
                     WNLO-TV                            23        UPN
--------------------------------------------------------------------------------
Providence           WPRI-TV              48            12        CBS
                     WNAC-TV                            64        Fox (LMA)
--------------------------------------------------------------------------------
Austin               KXAN-TV              54            36        NBC
                     KNVA-TV                            54        WB (LMA)
                     KBVO-CA                           LP's       Telefutura
--------------------------------------------------------------------------------
Dayton               WDTN-TV              58             2        ABC
--------------------------------------------------------------------------------
Flint                WEYI-TV              64            25        NBC
--------------------------------------------------------------------------------
Toledo               WUPW-TV              68            36        Fox
--------------------------------------------------------------------------------
Fort Wayne           WANE-TV             104            15        CBS
--------------------------------------------------------------------------------
Springfield          WWLP-TV             106            22        NBC
--------------------------------------------------------------------------------
Lafayette            WLFI-TV             189            18        CBS
--------------------------------------------------------------------------------

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
--------------------------------------------------------------------------------
San Juan             WAPA-TV              NA             4        Independent
                     WJPX-TV                            24        Independent
--------------------------------------------------------------------------------

LIN TV also owns approximately 20% of KXAS-TV in Dallas, Texas and KNSD-TV in San Diego, California through a joint venture with NBC, and is a 50% non-voting investor in Banks Broadcasting, Inc., which owns KWCV-TV in Wichita, Kansas and KNIN-TV in Boise, Idaho. Finally, LIN is a one-third owner of WAND-TV, the ABC affiliate in Decatur, Illinois, which it manages pursuant to a management services agreement.

Financial information and overviews of LIN TV's stations are available on the Company's website at www.lintv.com.

Conference Call

LIN TV will hold a conference call to discuss its first quarter 2003 results TODAY, Tuesday, July 29, 2003, at 10:00 am ET. To participate in the call, please call (800) 289-0493 (U.S. callers) or (913) 981-5510 (international callers) approximately 10 minutes prior to the scheduled start of the call and reference 246042. The call can also be accessed via the investor relations section of the Company's website at www.lintv.com (listen-only).

If you are unable to participate in the live call, a taped replay will be available from 1:00 pm ET today until Tuesday, August 5, 2003 at midnight ET. The replay can be accessed by dialing (888) 203-1112 (U.S. callers) or (719) 457-0820 (international callers), and using passcode 246042. The replay can also be accessed at the Company's website from 1:00 pm today until midnight on August 5, 2003.

Safe Harbor Statement

This press release may include statements that may constitute "forward-looking statements," including estimates of future business prospects or financial results, statements made under the heading "Guidance" above and statements containing the words "believe," "estimate," "project," "expect," or similar expressions. Forward-looking statements inherently involve risks and uncertainties, including, among other factors, general economic conditions, demand for advertising, geopolitical events, competition for audience and programming, government regulations and new technologies, that could cause actual results of LIN TV to differ materially from the forward-looking statements. Factors that could contribute to such differences include the risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

                                     # # #

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                                  LIN TV CORP.
            Unaudited Condensed Consolidated Statements of Operations
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                       THREE MONTHS ENDED JUNE 30,   SIX MONTHS ENDED JUNE 30,
                                                                       ---------------------------   --------------------------
                                                                            2003           2002          2003           2002
                                                                       ------------   ------------   ------------   -----------
Net revenues                                                           $    91,078    $    89,168    $   166,332    $   151,691

Operating costs and expenses:
     Direct operating                                                       25,260         23,347         49,990         43,304
     Selling, general and administrative                                    23,187         20,590         44,600         36,454
     Amortization of program rights                                          5,431          5,452         10,705         10,134
                                                                       -----------    -----------    -----------    -----------
 Station operating income                                                   37,200         39,779         61,037         61,799
     Corporate                                                               4,182          2,290          8,102          4,418
     Restructuring charge                                                      102              -            102              -
     Depreciation and amortization of intangible assets                      8,087          7,004         16,241         12,726
                                                                       -----------    -----------    -----------    -----------
 Operating income                                                           24,829         30,485         36,592         44,655
                                                                       -----------    -----------    -----------    -----------

 Other (income) expense:
     Interest expense                                                       15,233         22,675         35,754         48,072
     Investment income                                                        (370)          (459)          (750)        (1,522)
     Share of income in equity investments                                  (1,689)        (2,639)        (1,404)        (4,054)
     Loss on disposition of property and equipment                             968              -            948              -
     Gain on derivative instruments                                         (4,760)        (1,038)        (4,760)        (2,182)
     Gain on redemption of investment in Southwest Sports Group                  -         (3,819)             -         (3,819)
     Fee on termination of Hicks Muse agreements                                 -         16,000              -         16,000
     Loss on impairment of investment                                          250          2,750            250          2,750
     Loss on extinguishment of debt                                         23,580          2,457         53,105          2,457
     Other, net                                                               (436)           (50)          (365)          (125)
                                                                       -----------    -----------    -----------    -----------
Total other expense, net                                                    32,776         35,877         82,778         57,577

Loss from continuing operations before provision for income taxes
 and cumulative effect of change in accounting principle                    (7,947)        (5,392)       (46,186)       (12,922)
Provision for income taxes                                                   2,646          4,258          5,274         22,448
                                                                       -----------    -----------    -----------    -----------
Loss from continuing operations before cumulative
 effective of change in accounting principle                               (10,593)        (9,650)       (51,460)       (35,370)

Discontinued operations:
 Income from discontinued operations, net of tax provision of $122               -           (227)             -           (227)

 Loss on sale of discontinued operations, net of tax provision of $0           652              -            652              -

Cumulative effect of change in accounting principle,
 net of tax benefit of $16,525                                                   -              -              -         30,689
                                                                       -----------    -----------    -----------    -----------
Net loss                                                               $   (11,245)   $    (9,423)   $   (52,112)   $   (65,832)
                                                                       ===========    ===========    ===========    ===========
BASIC AND DILUTED LOSS PER COMMON SHARE:
   Loss from continuing operations before cumulative
    effect of change in accounting principle                           $     (0.21)   $     (0.23)   $     (1.03)   $     (1.05)
   Income from discontinued operations, net of tax                           (0.01)          0.01          (0.01)          0.01
   Cumulative effect of change in accounting principle, net of tax               -              -              -          (0.91)
   Net loss                                                                  (0.23)         (0.23)         (1.04)         (1.95)

   Weighted - average number of common shares
   outstanding used in calculating basic and diluted                        49,942         41,680         49,923         33,684

SUPPLEMENTAL FINANCIAL DATA:
   Debt outstanding                                                    $   734,058    $   898,676    $   734,058    $   898,676
   Cash and cash equivalents                                                21,625        146,885         21,625        146,885
   Capital expenditures                                                      4,091         13,191         10,187         18,392
   Program rights payments                                                   5,848          6,751         11,242         11,493
   Capital distributions from equity investments                             1,630            611          3,260            611
   Cash taxes                                                                1,466            316          4,117            353
   Non-cash items                                                              329           (210)           718           (435)

   Interest Expense Components:
     Cash interest expense                                             $    13,286    $    10,975    $    25,824    $    24,565
     Amortization of discount and deferred financing fees                    1,947         11,700          9,930         23,507
                                                                       -----------    -----------    -----------    -----------
     Total interest expense                                            $    15,233    $    22,675    $    35,754    $    48,072
                                                                       -----------    -----------    -----------    -----------

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                                  LIN TV CORP.
       Unaudited Adjusted Condensed Consolidated Statements of Operations
                                 (IN THOUSANDS)

                                                           THREE MONTHS ENDED JUNE 30,   SIX MONTHS ENDED JUNE 30,
                                                           ---------------------------   -------------------------
                                                               2003           2002          2003           2002
                                                            ----------    -----------     ---------     ----------
Net revenues                                                $   91,078    $   93,740      $ 166,332     $ 168,717

Operating costs and expenses:
      Direct operating                                          25,260        24,515         49,990        48,407
      Selling, general and administrative                       23,187        21,658         44,600        41,445
      Amortization of program rights                             5,431         6,003         10,705        12,276
                                                            ----------    ----------      ---------     ---------
Station operating income                                        37,200        41,564         61,037        66,589
      Corporate                                                  4,182         2,236          8,102         4,051
      Restructuring charge                                         102             -            102             -
      Depreciation and amortization of intangible assets         8,087         7,523         16,241        14,861
                                                            ----------    ----------      ---------     ---------
Operating income                                                24,829        31,805         36,592        47,677
                                                            ----------    ----------      ---------     ---------
SUPPLEMENTAL FINANCIAL DATA:
      Program rights payments                                    5,848         6,751         11,272        13,637
      Capital distributions from equity investments              1,630           611          3,260           611
      Non-cash items                                               329          (210)           718          (435)

                                                                       Three months ended June 30,    Six months ended June 30,
                                                                       ---------------------------    -------------------------
                                                                          2003             2002         2003             2002
                                                                       ---------         --------     ---------        --------
CALCULATION OF OPERATING INCOME:
      Operating income (actual)                                          $24,829         $30,485       $36,592         $44,655
      Adjustments to net revenues and operating expenses:
        Sunrise Merger (excluding North Dakota and Texas stations)             -           1,266             -           2,655
        HMTF Fees                                                              -              54             -             367
                                                                         -------         -------       -------         -------
      Operating income (adjusted)                                         24,829          31,805        36,592          47,677
                                                                         -------         -------       -------         -------

NOTE: LIN TV reports adjusted results to reflect the acquisitions of the Sunrise television stations on May 2, 2002 and the disposition of KRBC-TV and KACB-TV on June 13, 2003 as if it had occurred on January 1, 2002.